Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on April 3, 2007

NCR CFO to Depart Company in May

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that Peter Bocian, chief financial officer (CFO), will resign from NCR, effective May 11, to accept a position with broader responsibilities at Starbucks Coffee Company (NASDAQ: SBUX). Bocian will continue as NCR CFO until after the company completes its 2007 first-quarter earnings announcement and Form 10Q filing with the Securities and Exchange Commission (SEC).

Bocian, 52, has served as NCR’s CFO since 2004 and has been with NCR in a variety of financial and administrative positions for 24 years.

“Pete has been a key member of our executive management team, providing sound financial leadership and business counsel,” said Bill Nuti, NCR president and chief executive officer. “We thank Pete for his many contributions to NCR’s success and wish him well at Starbucks.”

“The CFO search we initiated in conjunction with the upcoming strategic separation of Teradata from NCR has been expanded to include the position for both companies, and interest has been excellent. With the exception of the CFO, the management teams of NCR and Teradata are largely in place for the spin off of Teradata from NCR, which is expected to be completed in the third quarter of 2007,” Nuti added.

“In my role as CFO, I’ve had the opportunity to help position NCR for this next exciting stage in our evolution,” said Bocian. “I fully support the board’s decision to strategically separate Teradata from NCR, as improving financial results and strong market leadership should

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enable each company to successfully execute its growth and business strategies. I’m confident that NCR and Teradata are executing the right strategies to expand their leadership positions in self-service technologies and enterprise data warehousing and wish them both success following the separation.”

“I am also very proud of the strong financial teams and internal leaders we have developed in both NCR and Teradata, which will serve the respective companies well during, and after, the strategic separation of the businesses,” Bocian added.

The company expects to file a Form 10 with the SEC pertaining to the proposed spin off of the Teradata Data Warehousing business in the second quarter of 2007.

In addition, the company announced that it will provide its 2007 first-quarter results on April 26, 2007.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses, ATMs, retail systems, self-service solutions and IT services provide Relationship Technology™ that maximizes the value of customer interactions and helps organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,900 people worldwide.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties include: costs and uncertainties relating to the proposed separation of Teradata and NCR’s other businesses,

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including those relating to the ability of each to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of NCR to meet its commitments to customers, the ability of NCR’s suppliers to meet their commitments to NCR or the timing of purchases by NCR’s customers; the timely development, production or acquisition and market acceptance of new and existing products and services; shifts in market demands; continued competitive factors and pricing pressures; short product cycles and rapidly changing technologies; turnover of workforce and the ability to attract and retain skilled employees; tax rates; ability to execute the company’s business plan; general economic and business conditions; and other factors detailed from time to time in the company’s Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.